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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of February 3, 1997 by and between REXALL SUNDOWN, INC., a Florida corporation (the "Company"), and GARY N. MALLOCH (the "Employee").

                                R E C I T A L S

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company, in accordance with the provisions contained in this Employment Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of each of the Company and the Employee contained in this Agreement, each of the Company and the Employee agrees as follows:

                                 I. EMPLOYMENT

         1.1 The Company employs the Employee and the Employee accepts such employment. Subject to the direction of the Board of Directors of the Company, the Employee shall serve as an Executive Vice President of the Company. The Employee shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the office of Executive Vice President. The Employee shall devote his full business time and attention and his best efforts to the performance of his duties as an employee of the Company.

         1.2 During the Term (as defined in Section 2.1 below), the Employee, if elected, shall serve as a Director of the Company and/or a Director or officer of any subsidiary of the Company without any additional compensation for such services other than the compensation provided for hereunder.

                                    II. TERM

         2.1 Subject to the provisions of Article V hereof, the term of the Employee's employment under this Agreement shall be for the period commencing on February 3, 1997, and terminating on February 2, 2000 (the "Term").

                               III. COMPENSATION

         3.1 Salary. In payment for the obligations to be performed by the Employee during the Term, the Company shall pay to the Employee (subject to any applicable payroll and/or taxes required to be withheld) annual compensation ("Annual Compensation") equal to (i) a salary of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash for the year commencing February 3, 1997 (with an increase of Annual Compensation to Two Hundred Seventy-Five Thousand Dollars ($275,000.00) commencing August 3, 1997) and (ii) for each succeeding year during the Term, a salary equal to that of the previous year increased by the greater of (A) 5% or (B) the percentage increase in the cost of living based upon the Revised Consumer Price Index (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for Boca Raton, Florida utilizing February 1997 as the base month.
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         3.2     Payment of Salary.  Payments of salary shall be made to the
Employee in installments from time to time on the same dates that payments of salary are generally made to all senior management employees of the Company.

         3.3 Incentive Compensation. The Company shall pay the Employee an incentive compensation bonus in an amount up to thirty-five percent (35%) of Employee's Annual Compensation for each of the Company's fiscal years during the Term hereof pursuant to the Company's Management Incentive Plan in effect from time to time.

                          IV. CERTAIN FRINGE BENEFITS

         4.1 Generally. The Employee shall be entitled to reimbursement for reasonable business expenses incurred in connection with his employment including customer entertainment. The Company shall provide the Employee with
(a) an automobile allowance of $10,500 per year or, (b) an automobile (not to exceed $10,500 per year) at the Company's expense and the Company shall provide
at its expense insurance and maintenance for such automobile.   The Company
will also provide the Employee with a car or cellular telephone, a company credit card for business travel, entertainment and gas for the Employee's automobile. The Employee shall further be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Section 4.1 shall be construed to obligate the Company to provide any specific benefits to its employees generally.

         4.2 Vacations. The Employee shall be entitled to such vacation time on an annual basis as is provided in accordance with the policies as are from time to time in force for the Company's employees, or as otherwise approved by the Company's President.

         4.3. Moving and Relocation Expenses. The Company shall reimburse the Employee all reasonable interim living expenses prior to moving to southern Florida and shall reimburse the Employee for all reasonable moving expenses in connection with such move, including, without limitation, (a) one-way coach airfare for the Employee and his family, or the cost of land travel from North Carolina to southern Florida, (b) transportation, packing, loading and unloading of all household goods from North Carolina to southern Florida, (c) assistance with house hunting and temporary living accommodations (up to a maximum of six months), and (d) closing costs, attorneys' fees and real estate brokerage costs in connection with the sale of Employee's house; which reimbursement pursuant to this Section 4.3 shall not exceed $75,000.00 in the aggregate (subject to applicable taxes).

                          V. TERMINATION OF EMPLOYMENT

         5.1 Certain Definitions. The following terms shall have the following respective meanings when utilized in this Agreement:

                 (a)      "Acquisition of Control" shall mean:

                          (i)     any person (including a Group), without the
approval of a majority of the Incumbent Directors, becoming the Beneficial Owner of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent thirty percent (30%) or more of the combined voting power of the Company's outstanding


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securities thereafter, whether or not some portion of such securities was owned by such person (or by any member of such Group) prior thereto; provided, however, that this provision shall not apply to acquisitions by a director, executive officer or their affiliates if such person had such status on February 3, 1997; or

                          (ii)    the Incumbent Directors cease at any time to
constitute a majority of the Board of Directors, whether of (A) the Company or
(B) after any cash tender offer or exchange offer, merger, consolidation or other business combination, recapitalization of the Company, sale, liquidation or dissolution (or adoption of a plan for liquidation or dissolution), or any combination of any or all of the foregoing transactions, including but not limited to a series of such transactions, any successor to the Company; provided, however, an Acquisition of Control shall not be deemed to have occurred with respect to the Employee if the action of the Employee was voluntary and would have been sufficient, without the action of others, to constitute an Acquisition of Control.

                 (b)      "Beneficial Owner" shall have the meaning provided in
Section 607.0901(1)(e) of the Florida Statutes.

                 (c) "Cause" shall mean any action by the Employee or any inaction by the Employee which is reasonably believed by the Company to constitute:

                          (i)     fraud, embezzlement, misappropriation,
dishonesty or breach of trust;

                          (ii)    a felony or moral turpitude;

                          (iii)   material breach or violation of any or all of
the covenants, agreements and obligations of the Employee set forth in this Agreement, other than as the result of the Employee's death or Disability;


                          (iv)    a willful or knowing failure or refusal by
the Employee to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability; or

                          (v)     gross negligence by the Employee in the
performance of any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability;

                          ;provided, however, that if the basis for any
termination of the Employee's employment by the Company as set forth in the Termination Notice delivered by the Company to the Employee is any or all of the definitions of Cause set forth in Section 5.1(c)(iii) or Section 5.1(c)(iv) of this Agreement, then, in such event, the Employee shall have thirty (30) days from and after the date of his receipt of such Termination Notice to cure the action or inaction specified therein to the reasonable satisfaction of the Company unless thirty (30) days is not a reasonably sufficient period of time to cure such action or inaction, in which case the Employee shall have such reasonable cure time as the Company and the Employee shall mutually agree, which period shall under no circumstances exceed ninety (90) days.


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                 (d)      "Compensation" shall mean the cash payment to which
Employee is entitled under the provisions of Sections 3.1 and 3.3 hereof.

                 (e) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Employee as to whether the Employee suffers from any Disability, then, in any such event, the Employee shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who shall be mutually selected by the Company and the Employee, and such physician shall make the determination of whether the Employee suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon each of the Company and the Employee. The entire cost of any such examination shall be borne solely by the Company.

                 (f) "Group" shall mean any combination of persons knowingly participating in a joint activity or interdependent consciously parallel action toward a common goal, whether or not pursuant to an express contract; provided, however, that actions taken by a director of the Company acting as such shall not alone constitute membership in a Group.

                 (g) "Incumbent Director" shall mean any director of the Company serving at February 1, 1997 or one elected thereafter if nominated or approved by at least two-thirds of the then Incumbent Directors.

                 (h) "Protracted Disability" shall mean any Disability which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company for a period of six (6) consecutive months.

                 (i) "Termination Date" shall mean a specific date not less than ten (10) nor more than thirty (30) days from and after the date of any Termination Notice upon which the Employee's employment by the Company shall be terminated in accordance with the provisions of this Agreement; provided, however, if the Company and the Employee extend the Employee's cure period pursuant to the proviso in Section 5.1(c) hereof, then the Termination Date shall also be so extended.

                 (j) "Termination Notice" shall mean a written notice which (i) sets forth the specific provision of this Agreement relied upon to terminate the Employee's employment by the Company, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Employee's employment by the Company pursuant to the specific provision of this Agreement relied upon therein and (iii) sets forth a Termination Date.

         5.2     Termination of Employment.

                 (a) Notwithstanding the provisions of Article II hereof, this Agreement (i) shall be automatically terminated upon the death of the Employee pursuant to the provisions of Section 5.3 hereof, (ii) may be terminated at any time by the Company pursuant to the provisions of Section 5.4 or 5.5 hereof and (iii) may be terminated by the Employee pursuant to the provisions of Section 5.6 hereof.


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                 (b)      If either the Company or the Employee shall desire to
terminate the Employee's employment by the Company pursuant to any of the provisions of Sections 5.4, 5.5 or 5.6 hereof, then the party causing any such termination shall give to the other party a Termination Notice.

                 (c) If this Agreement shall be terminated pursuant to any of the provisions of this Article V, the Company shall be discharged from all of its obligations to the Employee hereunder upon its payment to the Employee of the required amount set forth in the section of this Article 5 pursuant to which such termination shall occur.

         5.3 Death of Employee. If at any time during the Term the Employee shall die, then the employment of the Employee by the Company shall automatically terminate on the date of the Employee's death. In such event, not more than thirty (30) days from and after the date of the Employee's death, the Company shall pay to the Employee's estate or heirs, as the case may be, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Employee's death.

         5.4     Disability of Employee.

                 (a) If at any time during the Term the Employee shall suffer any Disability, then the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee or his legal representatives, as the case may be, the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date that the Employee shall first suffer any such Disability to the date that the Employee's employment by the Company shall be terminated pursuant to any of the provisions of this Agreement.

                 (b) If the Employee shall suffer any Protracted Disability during the Term, then the Company may terminate this Agreement. In such event, in addition to any other benefits which may have been provided by the Company to the Employee or his legal representatives, as the case may be, pursuant to the provisions of Section 5.4(a) hereof, not later than thirty (30) days after the Termination Date specified in the Termination Notice, the Company shall pay to the Employee or his legal representatives, as the case may be, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the Termination Date. Subsequent to such Termination Date, the Employee or his legal representatives, as the case may be, shall also be entitled to receive any benefits which may be payable under any disability insurance policy or disability plan provided by the Company.

         5.5     Termination of Employment by Company.

                 (a) The Company may terminate this Agreement at any time with Cause. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) until the Termination Date.

                 (b) The Company may terminate this Agreement at any time without Cause. If the Company shall terminate the employment of the Employee by the Company without

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Cause, and not pursuant to any other provision of this Agreement, the Company shall continue to pay to the Employee the Employee's Annual Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) for the balance of the Term as provided for in Section 3.2 hereof; provided, however, if such termination occurs between February 3, 1997 and February 2, 1998, Employee shall only be entitled to receive the Annual Compensation for one (1) year. If the Employee is terminated without cause, the provisions of Section 6.1(b) hereof shall be of no further force and effect.

         5.6 Change in Control. Notwithstanding any other provisions of Sections 5.1 through 5.5 hereof, if (i) there is an Acquisition of Control and,
(ii) at any time within three (3) months prior to such Acquisition of Control or at any time within one (1) year thereafter, either (A) the Employee for any reason terminates his employment with the Company, or (B) the Employee's employment is terminated without Cause, then the Employee shall have the option, but not the obligation, of being paid in cash an amount equal to three
(3) times his Compensation for the then current fiscal year of the Company (amounts due under this Section 5.6 are referred to as the "Payment"). If the Employee opts to receive the Payment under this Section 5.6, whether his employment is terminated by the Company or by himself, the provisions of
Section 6.1(b) hereof shall be of no further force or effect. Subject to the provisions of Section 5.7 hereof, the Payment shall be made not later than three (3) months after the Employee gives notice to the Company in the form of a Termination Notice of his election under this Section 5.6.

         5.7 Payments. Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed in Section 4999 of the Internal Revenue Code; provided, however, that the Employee shall have the absolute discretion to direct the Company to pay any amount which shall be payable to him pursuant to Section 5.6 hereof in such equal annual installments as the Employee may direct, with the first such installment payable when such amount would otherwise have been payable; and further provided that the Employee shall have the absolute discretion to allocate any reductions required by this Section 5.7 from amounts due him under Section 5.6 hereof. The Company shall be obligated to comply with any directions given to it by the Employee pursuant to the preceding sentence.


                    VI. CERTAIN RESTRICTIONS ON THE EMPLOYEE

         6.1 Certain Restrictions. The Employee covenants and agrees with the Company as follows:

                 (a) He shall not at any time, directly and indirectly, for himself or any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories or possessions (collectively, the "Territory"), attempt to employ, employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.


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                 (b)      He shall not, during the term of this Agreement, and
for a period of twelve (12) months from and after the date of termination of this Agreement, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, or
(iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1(b) shall not prevent the Employee from acquiring or owning not more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

                 (c) He shall not at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or any of its subsidiaries or affiliates, including, without limitation, any information concerning the financial condition, assets, personnel, procedures, techniques, products, customers, sources of leads and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, trade secrets, product ideas, processes, techniques, formulas, know-how, marketing plans and strategies, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.

                 (d) He shall return all Company documents to the Company upon the termination of his employment by the Company.

         6.2 Injunction. It is recognized and acknowledged by each of the Company and the Employee that a breach or violation by the Employee of any or all of his covenants and agreements contained in Section 6.1 hereof will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain. As a result, the Employee recognizes and acknowledges that the Company and its subsidiaries and affiliates shall be entitled to a temporary restraining order and/or injunction from any court of competent jurisdiction enjoining and restraining any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents, either directly or indirectly, of any or all of the Employee's covenants and agreements contained in Section 6.1 hereof. Such right to a temporary restraining order and/or injunction shall be cumulative and in addition to whatever other rights or remedies the Company and its subsidiaries and affiliates may possess hereunder, at law or in equity. Nothing contained in this Agreement shall be construed to prevent the Company and its subsidiaries and affiliates from seeking and recovering from the Employee damages suffered by any or all of them as a result of any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents of any or all of the Employee's covenants and agreements contained in this Agreement.

         6.3 Reduction in Scope. In the event that any of the covenants and agreements of the Employee contained in Section 6.1 hereof shall be held invalid or unenforceable by a court of competent jurisdiction because of its duration or geographic area, then, in any such event, such covenant or agreement shall be reduced by such court in duration or geographical area or


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both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects it shall remain in full force and effect.

                              VII. ATTORNEYS' FEES

         7.1 Prevailing Party. If any litigation shall arise between the Company and the Employee based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                              VIII. MISCELLANEOUS

         7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without application of any conflicts of laws principles. The Employee waives any plea of jurisdiction as not being a resident of, or being located or conducting business in, Palm Beach County, Florida and agrees that any litigation or action directly or indirectly connected with this Agreement, shall, at the Company's election, be subject to binding arbitration administered by the American Arbitration Association in West Palm Beach, Florida.

         7.3 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and the Employee with respect to such subject matter. This Agreement may not be modified in any way, except by a written instrument executed by each of the Company and the Employee.

         7.4 Notices. Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by a recognized overnight carrier such as Federal Express or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:       Rexall Sundown, Inc.
                                  851 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487
                                  Attn:  Richard Werber,
                                  Vice President and General Counsel

         If to the Employee:      Gary N. Malloch
                                  851 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

or to such other address as either party may from time to time give written notice of to the other.


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         7.5     Benefits; Binding Effect.  This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Employee and their respective heirs, personal representatives, legal representatives, successors and assigns.

         7.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as is otherwise provided in Section 6.3 hereof, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         7.7 Waivers. The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation of any provision of this Agreement nor of any other right or remedy.

         7.8 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be the one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of February 3, 1997.

                                   REXALL SUNDOWN, INC.

                                   By:
                                      --------------------------------------
                                        Christian A. Nast, President


                                   -------------------------------------------
                                   GARY N. MALLOCH



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